UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Ivanhoe Electric Inc. (the “Company”) intends to file a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the Securities and Exchange Commission on February 11, 2025 in connection with a proposed US$50 million underwritten public offering of units, with each unit being comprised of (i) one share of the Company’s common stock, par value $0.0001 per share, and (ii) one accompanying warrant. The Preliminary Prospectus Supplement is expected to include the following disclosure under the heading “Capitalization”.

“As of December 31, 2024, we had approximately $41.0 million of cash and cash equivalents. Of the total cash and cash equivalents as of December 31, 2024, approximately $11.2 million was not available for the general corporate purposes of the Company as these amounts were held by non-wholly-owned subsidiaries.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: February 11, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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